Exhibit 99.2

JOINT FILER INFORMATION

Item	Information
Name:	DNT ASSET TRUST
Address:	383 MADISON AVENUE NEW YORK, NY 10179
Date of Event Requiring Statement (Month/Day/Year):	December 20, 2023
Issuer Name and Ticker or Trading Symbol:	BlackRock Municipal Income Trust II [ BLE ]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	DNT ASSET TRUST By: /s/ Timothy Bittel Name: Timothy Bittel Title: Authorized Officer